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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation of our report dated May 30, 1997 on the financial statements of Brann Holdings Limited as of and for the three years ended December 31, 1996 which appears on page F-51 of this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (Registration Nos. 333-13079 and 333-33829).



/s/ Price Waterhouse



Price Waterhouse
Chartered Accountants
 and Registered Auditors
Bristol, England
March 31, 1998